Exhibit 99.1

Limestone Bancorp Reports Net Income of $1.8 million, or $0.24 per Diluted Share, for the 4th Quarter of 2019 and $10.5 million, or $1.41 per Diluted Share, for the Twelve Months Ended December 31, 2019

Non-recurring Acquisition Related Expenses totaled $775,000, or $0.08 per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 22, 2020--Limestone Bancorp, Inc. (NASDAQ: LMST) (“the Company”), parent company of Limestone Bank (“the Bank”), today reported unaudited results for the fourth quarter and full year 2019. Net income available to common shareholders for the fourth quarter of 2019 was $1.8 million, or $0.24 per basic and diluted common share, compared with $2.4 million, or $0.33 per basic and diluted share, for the fourth quarter of 2018. Net income for the year ended December 31, 2019, was $10.5 million, or $1.41 per diluted common share, compared with $8.8 million, or $1.23 per diluted share, for the year ended December 31, 2018.

Net income before taxes was $11.0 million for the year ended December 31, 2019, compared with $10.8 million for the year ended December 31, 2018. Income tax expense was $480,000 for 2019 compared to $2.0 million for 2018.

Branch Acquisition – On November 15, 2019, the Bank completed the acquisition of four branch banking centers located in the Kentucky cities of Elizabethtown, Frankfort, and Owensboro. The purchase included approximately $126.8 million in performing loans and $1.5 million in premises and equipment, as well as approximately $131.8 million in customer deposits. This acquisition allows the Bank to further optimize its branch footprint regionally and solidifies its presence and ability to serve customers in Daviess, Hardin, and Franklin counties. Fourth quarter results were impacted by non-recurring acquisition related expenses of approximately $775,000, or $0.08 per common share after taxes.

Income Taxes – During the first and second quarters of 2019, the Company benefitted from the enactment of state tax legislation eliminating the Kentucky bank franchise tax which is assessed at a rate of 1.1% of average capital. The legislation implements a state income tax for the Bank at a statutory rate of 5%. The new Kentucky income tax will go into effect on January 1, 2021, and the Company will begin filing a Kentucky combined filing in 2021. The enactment resulted in a tax benefit of $341,000, or $0.05 per basic and diluted share, in the first quarter of 2019 and $1.2 million, or approximately $0.16 per basic and diluted share, in the second quarter of 2019.

Net Interest Income – On a sequential quarter basis, net interest margin was under pressure as the Federal Reserve lowered its federal funds target rate by 25 basis points on July 31, 2019, September 18, 2019, and October 30, 2019. The Company’s interest rate risk profile is marginally asset sensitive as its assets generally reprice more quickly than its liabilities over a twelve-month horizon. In particular, the Fed’s actions served to lower rates on the short end of the yield curve impacting yields on fed funds, certain floating rate investment securities, and loans with variable rate pricing features. As of December 31, 2019, time deposits comprise $476.5 million of the Company’s liabilities with $389.3 million, or 82%, set to reprice or mature within one year of which, $179.4 million with a current average rate of 2.19% reprice or mature in the first quarter of 2020.

Net interest income was $8.9 million for the fourth quarter of 2019, compared to $8.7 million in the third quarter of 2019, and $8.7 million in the fourth quarter of 2018. Average loans increased to $846.2 million for the fourth quarter of 2019, compared to $800.2 million for the third quarter of 2019 and $765.5 million for the fourth quarter of 2018, and was positively impacted by the loans acquired in the branch purchase transaction. Net interest margin decreased to 3.23% in the fourth quarter of 2019, compared with 3.35% for the third quarter of 2019 and 3.46% for the fourth quarter of 2018.

The yield on earning assets decreased to 4.57% for the fourth quarter of 2019, compared to 4.79% for the third quarter of 2019 and 4.66% in the fourth quarter of 2018. Loan fee income can meaningfully impact net interest income, loan yields, and net interest margin. The amount of loan fee income included in total interest income was $218,000, $247,000, and $167,000 for the quarters ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively. This represents eight basis points, nine basis points, and seven basis points of yield on earning assets and net interest margin for the quarters ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

The cost of interest-bearing liabilities was 1.65% for the fourth quarter of 2019, compared to 1.75% for the third quarter of 2019 and 1.46% for the fourth quarter of 2018. Net interest income and the cost of interest-bearing liabilities for the fourth quarter of 2019 were also impacted by the subordinated debt issuance of $17.0 million at a fixed rate of 5.75% on July 23, 2019. This capital was deployed in the branch acquisition transaction.

Net interest income increased to $35.4 million for the year ended December 31, 2019, compared with $33.7 million for 2018. Average loans increased to $801.8 million for 2019, compared with $743.4 million for 2018. Net interest margin decreased to 3.40% for 2019, compared with 3.53% for 2018. The yield on earning assets increased to 4.76% for the year ended December 31, 2019, compared to 4.55% for 2018 and cost of interest-bearing liabilities was 1.66% for 2019, compared to 1.23% for 2018.

Provision and Allowance for Loan Losses – The allowance for loan losses to total loans was 0.90% at December 31, 2019, compared to 1.11% at September 30, 2019, and 1.16% at December 31, 2018. Excluding acquired loans, the allowance for loan losses to total loans was 1.04% at December 31, 2019. Loans acquired in the branch purchase transaction totaled approximately $124.7 million at December 31, 2019, and were recorded at fair value as determined by an independent third party which includes adjustments for yield and credit risk. Net loan charge-offs were $504,000 for 2019, compared to net loan recoveries of $1.2 million for 2018. Based upon historically strong trends in asset quality and management’s assessment of risk in the loan portfolio, no provision for loan losses was recorded for the year ended December 31, 2019, compared to a negative provision for loan losses of $500,000 for 2018. No provision was recorded in the fourth quarter of 2019 or 2018, respectively.

Non-performing Assets – Non-performing assets, which include loans on nonaccrual, accruing troubled debt restructurings, loans past due 90 days and still accruing, and other real estate owned (“OREO”), decreased to $5.2 million, or 0.42% of total assets, at December 31, 2019, compared with $5.8 million, or 0.51% of total assets, at September 30, 2019, and decreased compared to $6.4 million, or 0.60% of total assets, at December 31, 2018. Non-performing loans decreased to $2.0 million, or 0.22% of total loans, at December 31, 2019, compared with $2.6 million, or 0.32% of total loans, at September 30, 2019, and decreased from $2.9 million, or 0.38% of total loans, at December 31, 2018.

OREO remained unchanged at $3.2 million at December 31, 2019, compared to September 30, 2019, and decreased compared to $3.5 million at December 31, 2018. Fair value write-downs arising from changing marketing strategies and new appraisals totaled $260,000 for 2019, compared to $850,000 for 2018.

Non-interest Income and Expense – Non-interest income increased $139,000 to $5.9 million for the year ended December 31, 2019, compared with $5.8 million for the year ended December 31, 2018. The increase was primarily due to an increase in bank card interchange fees of $607,000 partially offset by a decrease in other non-interest income of $468,000 related to the $150,000 one-time gain on the sale of the secondary market residential servicing rights portfolio in the third quarter of 2018 and a $632,000 gain on the sale of a subdivided lot at the Company’s headquarters offset by a $392,000 impairment charge associated with the transfer of the Bank’s former data processing center to Premises Held for Sale in the fourth quarter of 2018.

Non-interest expense increased $1.1 million, or 3.9% to $30.3 million, for the year ended December 31, 2019, compared with $29.1 million for the year ended December 31, 2018, primarily due to approximately $775,000 of expenses attributable to the branch acquisition. There was also an increase of $744,000 in salary and employee benefits, as the Bank added sales talent and customer facing associates during 2019, and branch staff added in connection with the branch purchase transaction. Deposit account related expense increased $401,000, which was offset by decreases in OREO expenses of $500,000, and FDIC insurance expense of $346,000.

Non-interest income for the fourth quarter of 2019 decreased $18,000 to $1.7 million, compared with $1.7 million for the fourth quarter of 2018. The decrease from the fourth quarter of 2018 was primarily due to an increase in bank card interchange fees of $138,000 offset by a decrease in other non-interest income related to gains on sales as described in the paragraph above.

Non-interest expense increased $992,000 to $8.3 million for the fourth quarter of 2019, compared with $7.3 million for the fourth quarter of 2018. The increase from the fourth quarter of 2018 was primarily due to $775,000 of expenses attributable to the branch transaction as well as an increase of $278,000 in salary and employee benefits, as the Bank added sales talent and customer facing associates during 2019 and branch staff added in connection with the branch purchase transaction. This increase was partially offset by a decrease in OREO expenses of $243,000 and FDIC insurance expense of $118,000.

Capital – At December 31, 2019, the Bank’s Tier 1 leverage ratio was 9.99%, compared with 9.60% at December 31, 2018, and its Total risk-based capital ratio was 12.08% at December 31, 2019, compared with 12.88% at December 31, 2018. At December 31, 2019, the Bank’s Common equity Tier 1 risk-based capital ratio was 11.25%, compared with 11.83% at December 31, 2018. At December 31, 2019, the Company’s Tier 1 leverage ratio was 8.30%, compared with 9.00% at December 31, 2018, and its Total risk-based capital ratio was 11.85%, compared with 12.23% at December 31, 2018. At December 31, 2019, the Company’s Common equity Tier 1 risk-based capital ratio was 8.32%, compared with 9.44% at December 31, 2018. The decrease in the ratios resulted primarily from the core deposit intangible and goodwill arising from the branch acquisitions, which closed on November 15, 2019.

The Company’s capital ratios were positively impacted by the $17.0 million of subordinated notes issued during the third quarter, as the subordinated notes meet the requirements to qualify as Tier 2 capital. The Bank’s capital ratios also benefitted as the Company contributed $10.0 million of the proceeds to the Bank as Common Equity Tier 1 Capital.

About Limestone Bancorp, Inc.

Limestone Bancorp, Inc. (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company, which operates banking centers in 14 counties through its wholly-owned subsidiary Limestone Bank. The Bank’s markets include metropolitan Louisville in Jefferson County and the surrounding counties of Bullitt and Henry and extend south along the Interstate 65 corridor. The Bank serves south central, southern, and western Kentucky from banking centers in Barren, Butler, Daviess, Edmonson, Green, Hardin, Hart, Ohio, and Warren counties. The Bank also has banking centers in Lexington, Kentucky, the second largest city in the state, and Frankfort, Kentucky, the state capital. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements related to the expected benefits of the branch acquisition. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2018.

Additional Information

Unaudited supplemental financial information for the fourth quarter ending December 31, 2019, follows.

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)
	Three	Three	Twelve	Twelve
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	12/31/19	12/31/18	12/31/19	12/31/18

Income Statement Data
Interest income	$12,537	$11,741	$49,584	$43,461
Interest expense	3,676	3,037	14,234	9,790
Net interest income	8,861	8,704	35,350	33,671
Provision (negative provision) for loan losses	—	—	—	(500)
Net interest income after provision	8,861	8,704	35,350	34,171

Service charges on deposit accounts	681	588	2,381	2,355
Bank card interchange fees	711	573	2,438	1,831
Bank owned life insurance income	96	100	410	437
Gain (loss) on sales and calls of securities, net	—	—	(5)	(6)
Other	166	411	694	1,162
Non-interest income	1,654	1,672	5,918	5,779

Salaries & employee benefits	4,201	3,923	16,233	15,489
Occupancy and equipment	890	915	3,522	3,586
Professional fees	171	201	769	814
Marketing expense	218	247	908	1,114
FDIC insurance	—	118	211	557
Data processing expense	316	280	1,259	1,192
State franchise and deposit tax	265	272	1,210	1,118
Deposit account related expense	333	170	1,224	823
Other real estate owned expense	35	278	368	868
Litigation and loan collection expense	77	83	189	245
Communications expense	200	174	772	701
Insurance expense	109	107	444	478
Postage and delivery	140	66	544	364
Acquisition costs	775	—	775	—
Other	584	488	1,842	1,777
Non-interest expense	8,314	7,322	30,270	29,126

Income before income taxes	2,201	3,054	10,998	10,824
Income tax expense	437	614	480	2,030
Net income	$1,764	$2,440	$10,518	$8,794

Weighted average shares – Basic	7,471,680	7,457,206	7,468,215	7,159,723
Weighted average shares – Diluted	7,471,680	7,457,206	7,468,215	7,159,723

Basic earnings per common share	$0.24	$0.33	$1.41	$1.23
Diluted earnings per common share	$0.24	$0.33	$1.41	$1.23
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)
	Three	Three	Three	Three	Three
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18

Income Statement Data
Interest income	$12,537	$12,485	$12,376	$12,186	$11,741
Interest expense	3,676	3,755	3,576	3,227	3,037
Net interest income	8,861	8,730	8,800	8,959	8,704
Provision (negative provision) for loan losses	—	—	—	—	—
Net interest income after provision	8,861	8,730	8,800	8,959	8,704

Service charges on deposit accounts	681	633	571	496	588
Bank card interchange fees	711	623	596	508	573
Bank owned life insurance income	96	97	118	99	100
Gain (loss) on sales and calls of securities, net	—	—	(5)	—	—
Other	166	181	166	181	411
Non-interest income	1,654	1,534	1,446	1,284	1,672

Salaries & employee benefits	4,201	4,202	3,915	3,915	3,923
Occupancy and equipment	890	880	854	898	915
Professional fees	171	254	179	165	201
Marketing expense	218	251	212	227	247
FDIC insurance	—	—	103	108	118
Data processing expense	316	315	315	313	280
State franchise and deposit tax	265	315	315	315	272
Deposit account related expense	333	300	310	281	170
Other real estate owned expense	35	25	142	166	278
Litigation and loan collection expense	77	32	34	46	83
Communications expense	200	193	189	190	174
Insurance expense	109	109	112	114	107
Postage and delivery	140	129	134	141	66
Acquisition costs	775	—	—	—	—
Other	584	446	410	402	488
Non-interest expense	8,314	7,451	7,224	7,281	7,322

Income before income taxes	2,201	2,813	3,022	2,962	3,054
Income tax expense (benefit)	437	531	(611)	123	614
Net income	$1,764	$2,282	$3,633	$2,839	$2,440

Weighted average shares – Basic	7,471,680	7,471,582	7,459,631	7,469,912	7,457,206
Weighted average shares – Diluted	7,471,680	7,471,582	7,459,631	7,469,912	7,457,206

Basic earnings per common share	$0.24	$0.31	$0.49	$0.38	$0.33
Diluted earnings per common share	$0.24	$0.31	$0.49	$0.38	$0.33
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)
	As of
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18

Assets
Loans	$926,271	$803,569	$803,114	$786,585	$765,244
Allowance for loan losses	(8,376)	(8,904)	(8,832)	(8,686)	(8,880)
Net loans	917,895	794,665	794,282	777,899	756,364
Securities available for sale	209,000	203,381	208,614	206,411	201,192
Federal funds sold & interest-bearing deposits	21,962	50,327	40,755	24,029	28,398
Cash and due from financial institutions	8,241	7,680	6,860	6,461	6,963
Premises and equipment	19,658	15,098	14,827	14,926	14,655
Premises held for sale	900	935	995	1,050	1,050
Bank owned life insurance	16,037	15,946	15,853	15,739	15,646
FHLB Stock	6,237	6,467	6,693	6,813	7,233
Other real estate owned	3,225	3,225	3,225	3,335	3,485
Deferred taxes, net	27,765	28,029	28,708	28,568	29,282
Goodwill	6,252	—	—	—	—
Intangible assets	2,500	—	—	—	—
Accrued interest receivable and other assets	6,107	6,411	5,976	6,092	5,424
Total Assets	$1,245,779	$1,132,164	$1,126,788	$1,091,323	$1,069,692

Liabilities and Equity
Certificates of deposit	$476,534	$488,121	$505,263	$465,369	$450,886
Interest checking	146,038	95,508	95,296	96,537	94,269
Money market	160,837	153,663	162,917	166,430	171,924
Savings	56,015	34,618	33,553	34,066	34,534
Total interest-bearing deposits	839,424	771,910	797,029	762,402	751,613
Demand deposits	187,551	151,524	141,448	146,440	142,618
Total deposits	1,026,975	923,434	938,477	908,842	894,231
FHLB advances	61,389	56,430	51,470	51,511	46,549
Junior subordinated debentures	21,000	21,000	21,000	21,000	21,000
Subordinated capital note	17,000	17,000	—	—	—
Senior debt	5,000	5,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	8,665	4,973	4,419	3,651	5,815
Total liabilities	1,140,029	1,027,837	1,025,366	995,004	977,595

Total common stockholders’ equity	105,750	104,327	101,422	96,319	92,097
Total Liabilities and Stockholders’ Equity	$1,245,779	$1,132,164	$1,126,788	$1,091,323	$1,069,692

Ending shares outstanding	7,471,975	7,471,582	7,457,832	7,460,614	7,462,720
Book value per common share	$14.15	$13.96	$13.60	$12.91	$12.34
Tangible book value per common share	12.98	13.96	13.60	12.91	12.34

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)
	As of
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Average Balance Sheet Data
Assets	$1,167,179	$1,105,432	$1,100,459	$1,075,553	$1,066,216
Loans	846,235	800,194	793,460	766,505	765,542
Earning assets	1,090,752	1,035,522	1,033,581	1,009,948	1,001,093
Deposits	982,991	933,548	926,730	900,829	895,377
Long-term debt and advances	73,695	63,369	71,989	76,524	75,339
Interest bearing liabilities	882,473	852,539	855,100	834,637	824,300
Stockholders’ equity	105,295	103,818	97,730	93,491	89,836

Quarterly Performance Ratios
Return on average assets	0.60%	0.82%	1.32%	1.07%	0.91%
Return on average equity	6.65	8.72	14.91	12.32	10.78
Yield on average earning assets (tax equivalent)	4.57	4.79	4.81	4.90	4.66
Cost of interest-bearing liabilities	1.65	1.75	1.68	1.57	1.46
Net interest margin (tax equivalent)	3.23	3.35	3.42	3.61	3.46
Efficiency ratio	71.70	72.59	70.47	71.08	70.57

Asset Quality Data
Nonaccrual loans	$1,528	$2,389	$2,028	$1,921	$1,991
Troubled debt restructurings on accrual	475	188	905	910	910
Loan 90 days or more past due still on accrual	—	—	—	—	—
Total non-performing loans	2,003	2,577	2,933	2,831	2,901
Real estate acquired through foreclosures	3,225	3,225	3,225	3,335	3,485
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$5,228	$5,802	$6,158	$6,166	$6,386

Non-performing loans to total loans	0.22%	0.32%	0.37%	0.36%	0.38%
Non-performing assets to total assets	0.42	0.51	0.55	0.57	0.60
Allowance for loan losses to non-performing loans	418.17	345.52	301.13	306.82	306.10

Allowance for loan losses to total loans	0.90%	1.11%	1.10%	1.10%	1.16%

Loan Charge-off Data
Loans charged off	$(639)	$(299)	$(72)	$(278)	$(133)
Recoveries	111	371	218	84	379
Net recoveries (charge-offs)	$(528)	$72	$146	$(194)	$246

Loans by Risk Category
Pass	$888,707	$754,050	$767,662	$756,493	$745,604
Watch	27,522	37,537	22,929	17,412	13,164
Special Mention	—	—	—	—	113
Substandard	10,042	11,982	12,523	12,680	6,363
Doubtful	—	—	—	—	—
Total	$926,271	$803,569	$803,114	$786,585	$765,244

Loans by Past Due Status
Past due loans:
30 – 59 days	$1,747	$979	$858	$2,001	$1,593
60 – 89 days	670	557	1,015	240	331
90 days or more	—	—	—	—	—
Nonaccrual loans	1,528	2,389	2,028	1,921	1,991
Total past due and nonaccrual loans	$3,945	$3,925	$3,901	$4,162	$3,915

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)
	As of
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Risk-based Capital Ratios - Company
Tier I leverage ratio	8.30%	9.66%	9.46%	9.30%	9.00%
Common equity Tier I risk-based capital ratio	8.32	10.19	9.82	9.57	9.44
Tier I risk-based capital ratio	9.32	11.88	11.56	11.29	11.08
Total risk-based capital ratio	11.85	14.84	12.56	12.32	12.23

Risk-based Capital Ratios – Limestone Bank
Tier I leverage ratio	9.99%	11.25%	10.01%	9.88%	9.60%
Common equity Tier I risk-based capital ratio	11.25	13.87	12.26	12.01	11.83
Tier I risk-based capital ratio	11.25	13.87	12.26	12.01	11.83
Total risk-based capital ratio	12.08	14.89	13.26	13.01	12.88

FTE employees	244	226	219	207	214

Non-GAAP Financial Measures Reconciliation

Tangible book value per common share is a non-GAAP financial measure derived from GAAP based amounts. Tangible book value is calculated by excluding the balance of intangible assets from common stockholders’ equity. Tangible book value per common share is calculated by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which is calculated by dividing common stockholders’ equity by common shares outstanding. Management believes this is consistent with bank regulatory agency treatment, which excludes tangible assets from the calculation of risk-based capital.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. The efficiency ratio is calculated by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding from the calculation net gains on the sale of securities and expenses disclosed from time to time as non-recurring in nature. Management believes this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	As of
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Tangible Book Value Per Share	(in thousands, except share and per share data)

Common stockholder’s equity	$105,750	$104,327	$101,422	$96,319	$92,097
Less: Goodwill	6,252	—	—	—	—
Less: Intangible assets	2,500	—	—	—	—
Tangible common equity	96,998	104,327	101,422	96,319	92,097

Shares outstanding	7,471,975	7,471,582	7,457,832	7,460,614	7,462,720
Tangible book value per common share	$12.98	$13.96	$13.60	$12.91	$12.34
Book value per common share	14.15	13.96	13.60	12.91	12.34

	Three Months Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Efficiency Ratio	(in thousands)

Net interest income	$8,861	$8,730	$8,800	$8,959	$8,704
Non-interest income	1,654	1,534	1,446	1,284	1,672
Less: Net gain (loss) on securities	—	—	(5)	—	—
Revenue used for efficiency ratio	10,515	10,264	10,251	10,243	10,376
Non-interest expense	8,314	7,451	7,224	7,281	7,322
Less: Acquisition costs	775	—	—	—	—
Expenses used for efficiency ratio	7,539	7,451	7,224	7,281	7,322

Efficiency ratio	71.70%	72.59%	70.47%	71.08%	70.57%

Contacts

John T. Taylor
Chief Executive Officer
(502) 499-4800